UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2019

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-222986	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement for the Acquisition of the U.S. Roundtables Business

On June 26, 2019, CNL Strategic Capital, LLC (referred to herein as “we”, “us”, “our” or the “Company”), through our indirect wholly-owned subsidiary, Roundtable Acquisition, LLC (the “Buyer”), entered into a Stock Contribution and Purchase Agreement (the “Purchase Agreement”) with Michael Auriemma, an individual (“Seller”), pursuant to which the Buyer will acquire an approximately 80% controlling interest in Auriemma Consulting Group, Inc., which operates the U.S. Roundtables Business (“U.S. Roundtables”), a subscription-based information services and data analytics company for the consumer finance industry. The Purchase Agreement contemplates the payment of aggregate consideration to Seller of approximately $53,000,000, which payment is subject to customary adjustments for transaction expenses, indebtedness, cash, and working capital (the “Acquisition”). Under the Purchase Agreement, a related escrow agreement will be entered into on the closing date of the Acquisition pursuant to which a $400,000 escrow account will be funded, which will be credited against the purchase price payable to Seller at the closing and will serve as a source of indemnification security to support any purchase price adjustment in Buyer’s favor. Seller has agreed to rollover approximately 20% of the purchase price and Seller may also have the opportunity to earn up to an additional $2,000,000 of purchase price based on the achievement by U.S. Roundtables of to be agreed upon performance metrics in fiscal year 2019.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the Buyer and Seller. The Buyer’s and Seller’s obligations to close the Acquisition are conditioned upon, among other things, (i) the accuracy of the counterparty’s representations and warranties in the Purchase Agreement, (ii) the counterparty’s performance or compliance in all material respects with the agreements, covenants, obligations, and required conditions contained in the Purchase Agreement, (iii) obtaining all requisite third party contractual approvals and (iv) the counterparty being ready to deliver the closing deliverables. There can be no assurance that the conditions to closing the Acquisition will be satisfied. The Purchase Agreement includes customary indemnification provisions and the Buyer will also purchase a representations and warranties insurance policy that provides coverage for certain breaches of, and inaccuracies in, representations and warranties made by Seller in the Purchase Agreement, subject to exclusions, deductibles, and other terms and conditions.

The consummation of the Acquisition is anticipated to occur two business days after the Purchase Agreement closing conditions are satisfied unless the parties agree otherwise. The Purchase Agreement may be terminated in certain circumstances including, among others, if the Acquisition has not been consummated within 90 days from the effective date of the Purchase Agreement or if a party breaches its representations, warranties or covenants in a manner that would cause a failure of the conditions precedent to closing to be satisfied (subject to a 10-day cure period if curable).

While the Company anticipates the Acquisition will close during the third quarter of 2019, there can be no assurance that any or all contingencies for the Acquisition will be satisfied and that the acquisition will ultimately be completed on the terms set forth above or otherwise. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2019.

If the Acquisition is consummated, we expect that the Buyer’s purchase price obligations will be funded with proceeds from our public and private offerings and proceeds from a Loan Agreement (defined below) with Seaside National Bank & Trust, (“Seaside”) as described below. The Loan Agreement from Seaside, among certain other purposes, is intended to provide short term financing in order to consummate the Acquisition.

Acquisition Financing

On June 27, 2019, the Company’s wholly-owned subsidiary, CNL Strategic Capital B, Inc. (the “SCAP B”), and Seaside entered into a Loan Agreement and related Promissory Note for a $20,000,000 guidance line of credit. The purpose of the guidance line of credit is for general Company working capital and acquisition financing purposes, including providing short term financing for the Acquisition. The guidance line of credit has a maturity date of 364 days from the effective date of the Loan Agreement. SCAP B is required to pay a fee of 0.40% of each borrowing with a maximum fee of $80,000 over a 364 day period. Under the Loan Agreement, SCAP B is obligated to pay interest on the borrowed amount at a rate of 30-day LIBOR + 2.75%. Interest payments are due monthly in arrears. SCAP B may prepay, without a penalty, all or any part of the borrowings under the Loan Agreement at any time and such borrowings are required to be repaid within 180 days of the borrowing date. All draws under the Loan Agreement must be approved by Seaside and are subject to additional due diligence and underwriting on collateral held by SCAP B. The Loan Agreement also provides that the Company must comply with certain covenants including the provision of financial statements on a quarterly basis, a restriction from incurring any debt, and restrictions on the transfer and sale of assets held by SCAP B.

In connection with the Loan Agreement, on June 27, 2019, the Company entered into a Guaranty agreement to act as a guarantor of SCAP B’s outstanding borrowings under the Loan Agreement and an Assignment and Pledge of Deposit Account agreement (“Deposit Agreement”) in favor of Seaside. Under the Deposit Agreement, the Company is required to contribute proceeds from its public and private offerings to pay down the outstanding debt of SCAP B to the extent there are any borrowings outstanding under the Loan Agreement above the minimum cash balance.

The foregoing descriptions of the Loan Agreement, the Promissory Note, the Guaranty, and the Deposit Agreement in this Item 1.01 do not purport to be complete in scope and are qualified in their entirety by the full text of such agreements included as exhibits and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Loan Agreement, the Promissory Note, the Guaranty, and the Deposit Agreement with Seaside National Bank & Trust is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

In connection with the Acquisition, the Company issued a press release, dated June 27, 2019, a copy of which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Loan Agreement dated June 27, 2019 by and between CNL Strategic Capital B, Inc. and Seaside National Bank & Trust (Filed herewith.)
10.2	Promissory Note dated June 27, 2019 by and between CNL Strategic Capital B, Inc. and Seaside National Bank & Trust (Filed herewith.)
10.3	Assignment and Pledge of Deposit Account dated June 27, 2019 by and between CNL Strategic Capital, LLC, and Seaside National Bank & Trust (Filed herewith.)
10.4	Guaranty dated June 27, 2019 by and between the Company and Seaside National Bank & Trust (Filed herewith.)
99.1	Press Release dated June 27, 2019 (Filed herewith.)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer